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                                                                       EXHIBIT 4


                           SOUTHERN COMMUNITY BANCORP

                              EQUITY INCENTIVE PLAN


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                           SOUTHERN COMMUNITY BANCORP

                              EQUITY INCENTIVE PLAN

         1.       PURPOSES.

                  (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees and Directors of the Company and its Affiliates.

                  (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and
         (iv) restricted stock.

                  (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         2.       DEFINITIONS.

                  For purposes of this Plan,

                  (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

                  (b) "BOARD" means the Board of Directors of the Company.

                  (c) "CAUSE" means the occurrence of any one or more of the following:

                           (i) the Participant's conviction of any felony or any
                  crime involving moral turpitude or dishonesty;

                           (ii) the Participant's participation in an act of
                  fraud or dishonesty involving the Company or its Affiliates which results in material harm to the business of the Company or its Affiliates; or

                           (iii) the Participant's intentional, material
                  violation of any contract between the Participant and the Company or its Affiliates or any statutory duty the Participant owes to the Company or its Affiliates that the Participant does not correct within thirty (30) days after written notice thereof has been provided to the Participant.

                  (d) "CHANGE IN CONTROL" means the occurrence of any one or more of the following:

                           (i) a Corporate Transaction after which persons who
                  were not stockholders of the Company immediately prior to such Corporate Transaction own, directly or indirectly, immediately following such Corporate Transaction, fifty percent (50%) or more of the outstanding voting power of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of the continuing or surviving entity;


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                           (ii) an acquisition by any person, entity or group
                  within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; PROVIDED that such acquisition does not occur in connection with, in contemplation of or as a result of a Corporate Transaction; or

                           (iii) during any consecutive two (2) year period the
                  individuals who, as of the start of such period, are members of the Board (the "INCUMBENT BOARD"), cease for any reason to constitute at least fifty percent (50%) of the Board, PROVIDED that such change in the Incumbent Board does not occur in connection with, in contemplation of or as a result of a Corporate Transaction, and FURTHER PROVIDED that if the election, or nomination for election, by the Company's stockholders of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered as a member of the Incumbent Board.

                  (e) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (f) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with Subsection 3(c).

                  (g) "COMMON STOCK" means the common stock of the Company.

                  (h) "COMPANY" means Southern Community Bancorp, a Florida corporation.

                  (i) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee or Director is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, PROVIDED that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to an employee of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

                  (j) "CORPORATE TRANSACTION" means the occurrence of any one or more of the following:

                           (i) a sale, lease or other disposition of all or
                  substantially all of the securities or assets of the Company;

                           (ii) a merger or consolidation following which the
                  Company is not the surviving corporation;



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                           (iii) a reverse merger following which the Company is
                  the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

                           (iv) any other transaction described as a "corporate
                  transaction" in Treasury Regulations Section
                  1.425-1(a)(1)(ii).

                  (k) "DIRECTOR" means a member of the Board of Directors of the Company or of one of its Affiliates.

                  (l) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

                  (m) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

                  (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (o) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
                  stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

                           (ii) In the absence of such markets for the Common
                  Stock, the Fair Market Value shall be determined in good faith by the Board.

                  (p) "GOOD REASON" means that one or more of the following are undertaken by the Company without the Participant's express written consent:

                           (i) the assignment to the Participant of any duties
                  or responsibilities that results in a diminution in the Participant's position or function as in effect immediately prior to the effective date of the Change in Control; PROVIDED, HOWEVER, that a mere change in the Participant's title or reporting relationships shall not constitute Good Reason;

                           (ii) a reduction by the Company in the Participant's
                  annual base salary, as in effect on the effective date of the Change in Control;

                           (iii) any failure by the Company to continue in
                  effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the Participant was participating immediately prior to the effective date of the Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company that would adversely affect the Participant's participation in or reduce the Participant's benefits under the Benefit Plans or deprive the Participant of any fringe benefit that the Participant enjoyed



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                  immediately prior to the effective date of the Change in
                  Control; PROVIDED, HOWEVER, that Good Reason shall not be deemed to have occurred if the Company provides for the Participant's participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans;

                           (iv) a relocation of the Participant's business
                  office to a location more than thirty (30) miles from the location at which the Participant performs duties as of the effective date of the Change in Control, except for required travel by the Participant on the Company's business to an extent substantially consistent with the Participant's business travel obligations prior to the Change in Control;

                           (v) a material breach by the Company of any provision
                  of the Plan or the Stock Award Agreement or any other material agreement between the Participant and the Company concerning the terms and conditions of the Participant's employment; or

                           (vi) any failure by the Company to obtain the
                  assumption of the Plan and Stock Award Agreement by any successor or assign of the Company.

                  (q) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

                  (s) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

                  (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

                  (u) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

                  (v) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

                  (w) "PLAN" means this Southern Community Bancorp Equity Incentive Plan.

                  (x) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (y) "STOCK AWARD" means any right granted under the Plan, including an Option, a stock bonus and a grant of restricted stock.

                  (z) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

                  (aa) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.



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         3.       ADMINISTRATION.

                  (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Subsection 3(c).

                  (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                           (i) To determine from time to time which of the
                  persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                           (ii) To construe and interpret the Plan and Stock
                  Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (iii) To amend the Plan or a Stock Award as provided
                  in Section 12.

                           (iv) Generally, to exercise such powers and to
                  perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         Provided, however, that notwithstanding anything to the contrary contained in this Plan, the construction and interpretation of this Plan in relation to the Peninsula Awards (as defined in paragraph (c), below), and the grant of Stock Awards under this Plan to directors and employees of Peninsula Bank of Central Florida, shall be determined only by the Peninsula Committee (as defined in paragraph (c), below).

                  (c) DELEGATION TO COMMITTEE. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan; provided, however, that, notwithstanding the foregoing, and subject to the consummation of the merger of Peninsula Bancorp, Inc., with and into the Company, the administration of this Plan with respect to Stock Awards granted to persons who, as of the date such awards are granted, are directors and employees of Peninsula Bank of Central Florida (the "Peninsula Awards") and the determination of the recipients of the Peninsula Awards shall be delegated to a Committee comprised of members of the Board who also serve as directors of Peninsula Bank of Central Florida (the "Peninsula Committee").



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                  (d) EFFECT OF BOARD'S DECISION. All determinations,
         interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

         4.       SHARES SUBJECT TO THE PLAN.

                  (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million (1,000,000) shares of Common Stock (the "Reserved Shares").

                  (b) RESERVE FOR PENINSULA AWARDS. Pursuant to the terms of the Agreement and Plan of Merger dated as of December 18, 2000 between the Company and Peninsula Bancorp, Inc., the Reserved Shares shall include, subject to the provisions of Section 11:

                           (i) an aggregate of 34,660 Reserved Shares with
                  respect to which Stock Awards may be issued initially only to persons who, as of the date such awards are granted, are directors of Peninsula Bank of Central Florida, and

                           (ii) an aggregate of 41,348 Reserved Shares with
                  respect to which Stock Awards may be issued initially only to person who, as of the date such awards are granted, are employees of Peninsula Bank of Central Florida.

                  (c) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

                  (d) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

         5.       ELIGIBILITY.

                  (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Directors of the Company and its Affiliates.

                  (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate; provided, however, that notwithstanding anything in this Plan to the contrary, the terms of the Peninsula Awards shall not be inconsistent with the terms of the Peninsula stock option plans in effect on December 18, 2000. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of



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         Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

                  (a) TERM. Subject to the provisions of Subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

                  (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of Subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

                  (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

                  (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

                  (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

                  (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

                  (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The



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         vesting provisions of individual Options may vary. The provisions of this Subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

                  (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

                  (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

                  (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

                  (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to Subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

                  (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.



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         7.       PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

                  (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                           (i) CONSIDERATION. A stock bonus may be awarded in
                  consideration for past services actually rendered to the Company or an Affiliate for its benefit.

                           (ii) VESTING. Shares of Common Stock awarded under
                  the stock bonus agreement may, but need not, be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                           (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS
                  SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

                           (iv) TRANSFERABILITY. Rights to acquire shares of
                  Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

                  (b) RESTRICTED STOCK AWARDS. Each restricted stock agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock agreements may change from time to time, and the terms and conditions of separate restricted stock agreements need not be identical, but each restricted stock agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                           (i) VESTING. Shares of Common Stock acquired under
                  the restricted stock agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                           (ii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE.
                  In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock agreement.

                           (iii) TRANSFERABILITY. Rights to acquire shares of
                  Common Stock under the restricted stock agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock agreement remains subject to the terms of the restricted stock purchase agreement.


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         8.       COVENANTS OF THE COMPANY.

                  (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

                  (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act or any state securities law the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

         9.       USE OF PROCEEDS FROM STOCK.

                  Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

         10.      MISCELLANEOUS.

                  (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

                  (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

                  (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause or (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

                  (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

                  (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is




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         knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

                  (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:

                           (i) tendering a cash payment;

                           (ii) authorizing the Company to withhold shares of
                  Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, PROVIDED, HOWEVER, that the Company shall not be authorized to withhold shares of Common Stock in excess of the minimum statutory rates for federal or state tax purposes, including payroll taxes; or

                           (iii) delivering to the Company owned and
                  unencumbered shares of Common Stock.

         11.      ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

                  (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Subsection 4(a), including the shares reserved pursuant to Subsection 4(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

                  (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.



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                  (c) CORPORATE TRANSACTION. In the event of a Corporate
         Transaction, any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders pursuant to the Corporate Transaction). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated as of the effective date of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective date. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior the effective date of the Corporate Transaction.

                  (d) CHANGE IN CONTROL. If a Change in Control occurs and within thirteen (13) months after the effective date of such Change in Control the Continuous Service of a Participant terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination with Good Reason, then the vesting and exercisability of all Stock Awards held by such Participant shall be accelerated in full.

         12.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

                  (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

                  (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

                  (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

                  (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

                  (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; PROVIDED, HOWEVER, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

         13.      TERMINATION OR SUSPENSION OF THE PLAN.

                  (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.



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


                  (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

         14.      EFFECTIVE DATE OF PLAN.

                  The Plan shall become effective on March 30, 2001, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date the Plan is adopted by the Board.

         15.      CHOICE OF LAW.

                  The law of the State of Florida shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.




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